Exhibit 99.1

Enable Holdings, Inc. Appoints Bob Geras To Its Board of Directors

Asset Recovery Leader Selects Accomplished Businessman To Its Leadership Group

Chicago, November 19, 2008 - Enable Holdings, Inc. (ENAB.OB), the leading asset recovery solutions company for the world's most trusted brands, today announced it has appointed Bob Geras to its Board of Directors.

Known as the "Godfather" of Chicago area technology investors, Bob Geras has founded, operated, mentored and/or funded a number of successful companies throughout his distinguished career. Mr. Geras was recognized as "Angel Investor of the Year" in 2002 by the Chicago Software Association and was inducted into the "Chicago Area Entrepreneurship Hall of Fame" in 2006. In 1968, He co-founded Sixpence Inns, which was acquired by Motel 6 twenty years later.

President and sole owner of LaSalle Investments for 30 years, Mr. Geras is a Founding Director of the Illinois Venture Capital Association and is involved with a number of venture funds, such as K-B Partners, Dunrath Capital Partners, Ceres Venture Fund, and the Illinois Accelerator Fund.

"I am looking forward to being a Director of Enable Holdings," said Geras. "I see the outstanding potential of this company, and I believe the new business model with its multiple channel distribution strategy is perfect for this tough economy. Excess inventories are always an issue and are going to be an even bigger problem ahead. Enable Holdings is uniquely well positioned for growth into 2009 and beyond."

Enable Holdings Inc.'s multi-channel asset-recovery solution includes online auction platform uBid.com, fixed-price online commerce solution RedTag.com, offline excess inventory solution RedTag Live!, business-to-business solution Dibu Trading Corporation, and its private auction software, Commerce Innovations.

"Bob brings a wealth of experience through his distinguished career as an entrepreneur and venture investor," said Enable Holdings, Inc. Chief Executive Officer Jeff Hoffman.  "We're extremely proud to be working with Bob as we continue to implement our new strategy of becoming the most comprehensive excess inventory solutions provider."

For more information please visit www.enableholdings.com.

About Enable Holdings, Inc.

Enable Holdings, Inc. is a leading asset recovery solutions company for the world's most trusted brands. Enable Holdings connects brand names with excess inventory solution needs to customers through its multi-channel asset-recovery solution that includes online auction platform uBid.com, fixed-price online commerce solution RedTag.com, offline excess inventory solution RedTag Live!, business-to-business solution Dibu Trading Corporation, and upcoming private auction software solution Commerce Innovations.

Enable Holdings' comprehensive solution set efficiently matches sellers and buyers through its various distribution channels. Enable Holdings has helped thousands of businesses sell over $2 Billion of excess inventory over the past 10 years and has saved consumers hundreds of millions of dollars in the process.

SEC Filings and Forward-Looking Statements

Additional information about Enable Holdings, Inc. is in the company's annual report on Form 10-K, filed with the Securities and Exchange Commission.

Certain statements made in this release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements using terminology such as "anticipate," "believe," "estimate," "expect," "intend," "may," "could," "possible," "plan," "project," "should," "will," "forecast," and similar words or expressions. Enable Holdings, Inc. intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of Enable Holdings, Inc. and the industries and markets in which Enable Holdings, Inc. operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect the forward looking statement identified above and Enable Holdings, Inc.'s business, financial condition and operating results generally include the effects of adverse changes in the economy, reductions in consumer spending, declines in the financial markets and the industries in which Enable Holdings, Inc. and its partners operate, adverse changes affecting the Internet and e-commerce, the ability of Enable Holdings, Inc. to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment or extension of its relationships with strategic partners, the ability of Enable Holdings, Inc. to timely and successfully develop, maintain and protect its technology and product and service offerings and execute operationally, the ability of Enable Holdings, Inc. to attract and retain qualified personnel, the ability of Enable Holdings, Inc. to successfully integrate its acquisitions of other businesses, if any, and the performance of acquired businesses. Enable Holdings, Inc. expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by Enable Holdings, Inc.